AMENDMENT TO SUBLEASE AGREEMENT

This Amendment To Sublease Agreement ("Agreement"), dated this 7th day of Sept, 2017, is made by and between Grier Meeting Street Properties, LLC, a North Carolina limited liability company, as Lessor ("Grier"), c/o Joseph W. Grier, III, 101 N. Tryon St., Suite 1240, Charlotte, NC 28246; and Bank of South Carolina, a South Carolina corporation, as Lessee ("the Bank"), 256 Meeting St., Charleston, SC, 29401, collectively, the "Parties."

RECITALS

WHEREAS, St. Andrews Lutheran Church, as lessor, and Meeting and Wentworth Street Associates, as lessee, entered into a Lease, effective July 1, 1986[1], for the premises at the northeast corner of Hasell and Meeting Streets in Charleston, SC and the premises at No. 254 Meeting Street in Charleston, SC, as amended by the Lease Modification Agreement, dated April 23, 1993 (together, the "**St. Andrews Parking Lease**"), for parking or other uses as approved by the lessor. Grier is the successor to Meeting and Wentworth Street Associates as lessee under the St. Andrews Parking Lease. Holy Spirit is the successor to St. Andrews Lutheran Church as lessor under the St. Andrews Parking Lease. The initial term of the St. Andrews Parking Lease runs for forty years (through June 30, 2026), with three ten-year options (running respectively on **June 30, 2036**, June 30, 2046 and June 30, 2056).

WHEREAS, Grier is the successor to Meeting and Wentworth Street Associates as Lessor under that certain Sub-Lease Agreement with the Bank, as Lessee, dated March 1, 1987, of the leased premises subject to the St. Andrews Parking Lease ("**Parking Sub-Lease**"). The initial term of the Parking Sub-Lease ran on February 28, 1997. The Bank, as Lessee under the Parking Sub-Lease, exercised the first of the three ten-year options, to run through February 28, 2007, exercised the second of three ten-year options, to run through February 28, 2017 and has exercised and extended the third ten-year option, through **February 28, 2037**, subject to the exercise of the first ten-year option and/or extension of the St. Andrews Parking Lease;

WHEREAS, St. Andrews Lutheran Church as lessor and the Bank as lessee entered into a lease of the premises at 45 Wentworth Street (TMS 458-05-01-010) for parking or other uses as approved by the lessor (the "**Wentworth Street Lease**"); and

WHEREAS, the Parties wish to amend the Parking Sub-Lease so that it is consistent with St. Andrews Parking Lease,

NOW THEREFORE, for and in consideration of the mutual benefits to the Parties described herein, the Parties agree as follows:

1. Grier and the Bank agree to amend **Parking Sub-Lease** as follows:

   a. The 2nd paragraph of the Parking Sub-Lease beginning "WITNESSETH" is replaced with the following:

> WITNESSETH, that the Lessor hereby leases to the Lessee, and the Lessee hereby hires and takes from the Lessor, the premises at the

[1] See Memorandum of Lease, dated October 7, 1986, recorded in BKH 158, at p 741, Charleston County RMC, for confirmation that the St. Andrews Parking Lease commenced as of July 1, 1986.

Northeast corner of Hasell and Meeting Streets (TSM 458-05-01-001), the premises at No. 254 Meeting Street (TMS 458-05-01-008), and the premises at 45 Wentworth Street (TSM 458-05-01-010), which three premises shall hereinafter be called, collectively, the "Premises," and which shall be used by the Lessee for parking, for drive-in bank windows (No. 254 Meeting Street), and for such other uses as may be approved by Holy Spirit, which approval will not be unreasonably withhold. Lessee shall have the full and exclusive right of use of the Premises from 7 a.m. to 6 p.m. on Mondays through Fridays of each week and the joint use with Lessor on a first come, first served basis at all other times.

The 3rd paragraph of the Parking Sub-Lease beginning with "No part of …" is deleted.

b. The Bank has exercised and, with the agreement of Grier, has extended the third 10-year option under the Parking Sub-Lease, so that the Term of the Parking Sub-Lease will expire on February 28, 2037.

c. The rental due under the Parking Sub-Lease, effective on the date of this Agreement, shall be the same rental charged under the St. Andrews Parking Lease. The current rental under the St. Andrews Parking Lease shall be $3,524.44 per month, which is calculated as one half of the current average rate charged by the City of Charleston for downtown parking garages for business monthly parking and assumes that the leased premises contain 50 parking spaces. Rental under this Parking Sub-Lease is to be adjusted every two years as provided in the St. Andrews Parking Lease and the next date for adjusting the rental under the St. Andrews Parking Lease is July 1, 2018. So long as the Parking Sub-Lease is in effect, the Bank will pay the rental under the St. Andrews Parking Lease and this Parking Sub-lease directly to Holy Spirit

d. Except as modified by this Agreement, all of the terms and conditions of the St. Andrews Parking Lease and the Parking Sub-Lease shall remain in full force and effect. If there is any conflict between this Agreement and the St. Andrews Parking Lease or the Parking Sub-Lease, this Agreement shall control. Except where the context otherwise requires, all references in this Agreement to the St. Andrews Parking Lease and the Parking Sub-Lease shall be deemed to include the provisions of this Agreement. This Agreement may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

WITNESSES:

GRIER MEETING STREET PROPERTIES, LLC

By: ______________________
Joseph W. Grier, III, Manager

BANK OF SOUTH CAROLINA

By: ______________________
Name: Eugene H Walpole, IV
Title: Chief Financial Officer

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, the undersigned Notary Public of the County of Mecklenburg and State aforesaid, certify that Joseph W. Grier, III personally came before me this day and acknowledged that he is a Manager of Grier Meeting Street Properties, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of such entity, he signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and Notarial stamp or seal, this 7th day of September, 2017.

(SEAL)

MICHAEL L. MARTINEZ
NOTARY
My Comm. Exp. 6/27/2020
PUBLIC
MECKLENBURG COUNTY, NC

Notary Public for North Carolina
My Commission Expires: 6/27/2020

STATE OF SOUTH CAROLINA

COUNTY OF CHARLESTON

I, the undersigned Notary Public of the County of Charleston and State aforesaid, certify that Eugene H Walpole IV personally came before me this day and acknowledged that (s)he is Chief Financial Officer (title) of BANK OF SOUTH CAROLINA , a South Carolina corporation and that by authority duly given and as the act of such entity, (s)he signed the foregoing instrument in its name on its behalf as its act and deed.. Witness my hand and Notarial stamp or seal, this 6 day of September 2017.

(SEAL)

Notary Public for South Carolina
My Commission Expires: 1/28/24